JPMORGAN NEW YORK INTERMEDIATE TAX FREE
INCOME FUND
Section 10f-3 Transactions

The following securities were purchased pursuant to Rule 10f-3 and all requirements of the Affiliated Underwriting Procedures of the Fund.

Trade
Date     	Issue
05/06/04	California State Economic Recovery
		Bonds Series B, 5.00%, 07/01/23

Shares            Price         Amount
9,340,000 	  $107.65  	$10,054,043

                                        % of Issue
Spread     Spread       Fund's            for all
Amount       %        % of issue      JPMorgan Funds
$0.50       N/A 	  0.93%	          2.56%

Broker
Lehmans Brothers, Inc.

Underwriters of California State Economic Recovery
                Bonds, Series B, 5.00%, 07/01/23


Underwriters*     	                 Principal Amount
                                         ---------------
Total					   1,000,000,000
				         ===============
*Principal amount of underwriters were not available at time of filing.



The following securities were purchased pursuant to Rule 10f-3 and all requirements of the Affiliated Underwriting Procedures of the Fund.

Trade
Date     	Issue
07/21/04	New York City Municipal Water
		Finance Authority

Shares            Price         Amount
500,000		  $98.85  	$494,270

                                        % of Issue
Spread     Spread       Fund's            for all
Amount       %        % of issue      JPMorgan Funds
$0.00       N/A 	  0.33%	          21.67%

Broker
First Albany Corp.

Underwriters of New York City Municipal Water
Finance Authority

Underwriters*     	                 Principal Amount
                                         ---------------
Total					   150,000,000
				         ===============
*Principal amount of underwriters were not available at time of filing.